EXHIBIT 5







                                        June 4, 2004


Securities and Exchange Commission
450 Fifth Avenue
Washington, D.C.  20549

Re:     NetWolves Corporation
        Registration Statement on Form S-3
        ----------------------------------

Gentlemen:

     Reference is made to the filing by NetWolves Corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 14,148,333 shares of common stock of the Company, par value $.0033 per share (the "common stock").

     As counsel for the Company, we have examined its corporate records, including its Certificate of Incorporation, By-Laws, its corporate minutes, the form of its common stock certificate and such other documents as we have deemed necessary or relevant under the circumstances.

     Based upon our examination, we are of the opinion that:

     1. The Company is duly organized and validHhHly existing under the laws of the State of New York.

     2. The 14,148,333 shares of common stock covered by the Registration Statement to be sold by the Selling Shareholders have been, or, in the case of shares of common stock issuable upon (i) exercise of warrants, when issued in accordance with the terms of such warrants and (ii) conversion of the Series B and C Convertible Preferred Stock, when issued in accordance with the terms of the respective Certificates of Designation, will be, legally issued, fully paid and non-assessable.

     We hereby consent to be named in the Registration Statement and in the prospectus which constitutes a part thereof as counsel to the Company, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,

                                        /s/ Beckman, Lieberman
                                        & Barandes, LLP

                                        BECKMAN, LIEBERMAN
                                          & BARANDES, LLP